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                                                                    EXHIBIT 21.1

                     ON COMMAND CORPORATION'S SUBSIDIARIES

On Command Video Corporation

           Spectravision of Canada

           Kalevision Systems, Inc.

           Kalevision USA

Spectradyne, Inc.

           Spectradyne International, Inc.

           Spectradyne Asia-Pacific

           Spectradyne Australia, Pty, LTD

           Spectradyne Singapore, Pte, LTD

           Spectradyne Thailand, LTD

           Spectradyne of Bahamas

           Spectradyne of Bermuda

           Spectradyne of Texas

           Spectradyne GMBH

On Command Development Corporation